SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

AT ROAD, INC.

(Name of Registrant as Specified In Its Charter)

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April 29, 2004

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of At Road, Inc. to be held on June 18, 2004. Enclosed are the notice of this meeting, a proxy statement, and a form of proxy. Please note that the meeting will be held at 9:30 a.m., at the Company’s facilities located at 47200 Bayside Parkway, Fremont, California 94538.

      Details of the business to be conducted at the meeting are given in the attached Notice of 2004 Annual Meeting of Stockholders and Proxy Statement.

      Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. Instructions on the proxy card will tell you how to vote your shares by returning your proxy card. The proxy statement explains more about proxy voting. Please read it carefully.

      Thank you for your continued support of our company.

Sincerely,

KRISH PANU
Chairman, President
and Chief Executive Officer

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF CLASS I DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 3 CHANGE OF CORPORATE NAME
BOARD MEETINGS, COMMITTEES, AND CORPORATE GOVERNANCE
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
CHANGE-OF-CONTROL AGREEMENTS
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
RELATED PARTY TRANSACTIONS
STOCK PERFORMANCE GRAPH
COMPARISON OF 39-MONTH CUMULATIVE TOTAL RETURN* AMONG AT ROAD, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE DOW JONES U.S. WIRELESS COMMUNICATIONS INDEX
CUMULATIVE TOTAL RETURN
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS

AT ROAD, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 18, 2004

       The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of At Road, Inc., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, located at 47200 Bayside Parkway, Fremont, CA 94538, on Friday, June 18, 2004, at 9:30 a.m., local time, for the following purposes:

•	To elect two (2) Class I directors to the Company’s Board of Directors to serve until the 2007 Annual Meeting;

•	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2004;

•	To approve changing the corporate name of the Company from “At Road, Inc.” to “@Road, Inc.”; and

•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The foregoing items of business, including the nominees for director, are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

      The Board of Directors has fixed the close of business on April 20, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

JAMES D. FAY
Secretary

      This notice of annual meeting and proxy statement and form of proxy are being submitted to you on or about April 29, 2004

      YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS AS QUICKLY AS POSSIBLE BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

AT ROAD, INC.

47200 Bayside Parkway
Fremont, CA 94538

PROXY STATEMENT

General

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of At Road, Inc., a Delaware corporation (the “Company”), of proxies in the enclosed form for use in voting at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company, located at 47200 Bayside Parkway, Fremont, CA 94538, on Friday, June 18, 2004, at 9:30 a.m., local time, and any adjournment or postponement thereof.

      This Proxy Statement, the enclosed proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2003, including financial statements, were first mailed to stockholders entitled to vote at the Annual Meeting on or about April 29, 2004.

Deadline for Stockholder Proposals

      Proposals of stockholders for the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Board of Directors, At Road, Inc., 47200 Bayside Parkway, Fremont, CA 94538, no later than December 24, 2004, and satisfy the other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

      Proxies solicited by the Company grant the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next meeting of stockholders that is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company no later than March 9, 2005. If a stockholder does not comply with the foregoing notice provision and does not also satisfy the requirements of Rule 14a-4(c) under the Exchange Act, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary of the Board of Directors) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities; Voting and Solicitation

      The close of business on April 20, 2004 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 53,881,829 shares of common stock outstanding and held of record by approximately 101 stockholders.

      Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. Shares of common stock may not be voted cumulatively.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting. Approval of the proposed corporate name change requires an affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

      Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, FOR approval of the corporate name change, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

      The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company’s common stock. Further, the Company has retained the services of Advantage Proxy to assist in the solicitation of proxies. Such services shall include coordinating responsibilities with the Company’s transfer agent; conducting broker searches; reviewing proxy materials; analyzing stockholder lists of the Company; preparing solicitation campaign strategies; soliciting proxies in favor of management’s proposals from retail investors; monitoring voting returns and summarizing same; collecting, reviewing and delivering voted proxies to the Company’s transfer agent; and advising and assisting the Company as reasonably requested. The cost for such services, including expenses, shall not exceed $4,000, and the Company shall bear all such costs. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Nominees

      At the Annual Meeting, the stockholders will elect two (2) Class I directors to serve on the Company’s Board until the 2007 Annual Meeting of Stockholders or until his respective successor is elected and qualified. In the event a Class I nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that either of the persons named below will be unable or unwilling to serve as a Class I nominee or as a Class I director if elected.

      Assuming a quorum is present, the two Class I nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as Class I directors of the Company for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of each of the Class I nominees named below. In the event that additional persons are nominated for election as Class I directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the Class I nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

      The name of the Class I nominees, their ages as of the Record Date and certain other information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Krish Panu	46	Chairman of the Board, Chief Executive Officer and President, At Road, Inc.	February 1999
T. Peter Thomas(1)(2)	57	Managing Director, Institutional Venture Management	September 1998

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

      Krish Panu has served as Chief Executive Officer and President and as a director of the Company since February 1999 and Chairman of the Board since December 1999. Prior to joining the Company, Mr. Panu served as Vice President and General Manager of the Logic Products division of Atmel Corporation, a manufacturer of advanced semiconductors. He held various senior management positions at Atmel Corporation from August 1991 to November 1998. From September 1989 to August 1991, Mr. Panu held the position of Vice President of Sales and Marketing at Catalyst Semiconductor, a manufacturer of non-volatile memory products. Mr. Panu holds a B.S. in Electrical Engineering, an M.S. in Computer Engineering and an M.B.A. from Wayne State University.

      T. Peter Thomas has served as a director of the Company since September 1998. Since November 1985, Mr. Thomas has been a Managing Director of Institutional Venture Management, a venture capital firm. Mr. Thomas also serves on the boards of directors of Atmel Corporation, a semiconductor company, and Transmeta Corporation, a semiconductor company, and on the boards of directors of several privately held companies. Mr. Thomas holds a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara.

Other Directors

      In addition to its Class I directors, the Company has two other classes of directors: Class II, which consists of Charles E. Levine, whose current term expires at the 2005 Annual Meeting of Stockholders; and Class III, which consists of Kris Chellam and Stuart G. Phillips, whose current terms expire at the 2006 Annual Meeting of Stockholders.

      The names of the Class II and III directors, their ages as of April 20, 2004 and certain other information about them are set forth below:

Name of Director	Age	Principal Occupation	Director Since	Class

Charles E. Levine(2)(4)	51	Independent Outside Director	February 2003	II
Kris Chellam(1)(4)	53	Senior Vice President and Chief Financial Officer, Xilinx, Inc.	December 1999	III
Stuart G. Phillips(3)	46	General Partner, U.S. Venture Partners	September 1998	III

(1)	Member of Audit Committee.

(2)	Mr. Levine became a Member of the Audit Committee in May 2003.

(3)	Member of Compensation Committee.

(4)	Member of Nominating Committee.

      Charles E. Levine has served as a director of the Company since February 2003. From 1997 to 2002, Mr. Levine held various positions with Sprint PCS, a wireless communications company, most recently as President. Before joining Sprint PCS, he was President of Octel Link, a voice mail equipment and services provider, and a Senior Vice President of Octel Services from 1994 to 1996. Mr. Levine also serves on the boards of directors of Viisage Technology Inc., a biometrics and computer networks company, Somera Communications, a provider of telecommunications infrastructure equipment and services, and Sierra Wireless, Inc., a provider of wireless data modems and mobile phones. Mr. Levine holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

      Kris Chellam has served as a director of the Company since December 1999. Since July 1998, Mr. Chellam has served as Senior Vice President, Finance and Chief Financial Officer of Xilinx, Inc., a provider of programmable logic solutions. Prior to joining Xilinx, Inc., he served Atmel Corporation, a manufacturer of advanced semiconductors, as Senior Vice President and General Manager of a product group from March 1998 to July 1998 and as Vice President, Finance and Administration, and Chief Financial Officer from September 1991 through March 1998. Mr. Chellam became a member of the Institute of Chartered Accountants in England and Wales in April 1975.

      Stuart G. Phillips has served as a director of the Company since September 1998. Since June 1997, Mr. Phillips has been a General Partner at U.S. Venture Partners, a venture capital firm. From October 1993 to June 1997, Mr. Phillips served as Vice President of Central Engineering at Cisco Systems, a networking company. Mr. Phillips also served on the board of directors at Blue Coat Systems, formerly known as CacheFlow, a manufacturer of Internet caching appliances, and currently serves on the boards of directors of several privately held companies. He holds a B.S. in Electronics from the University of Wales at Cardiff.

      There are no family relationships among any of the directors or executive officers of the Company.

Recommendation of the Board

      THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS I NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Deloitte & Touche LLP has served as the Company’s independent auditors since 1998 and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the year ending December 31, 2004. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will reconsider its selection of auditors.

      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board

      THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

PROPOSAL NO. 3

CHANGE OF CORPORATE NAME

      The Company proposes to amend its Certificate of Incorporation and to effectuate such other filings as may be necessary in order to change its name to from “At Road, Inc.” to “@Road, Inc.” Currently, the

Company is marketed as and operates under the business name “@Road”. The Company has registered “@Road” as a trademark with the United States Patent and Trademark Office, and has invested substantial resources in developing recognition in the marketplace for the name “@Road” and the @Road trademark. The Company proposes the name change in order to leverage such name recognition and to avoid confusion between the current name of the Company and the business name “@Road” and @Road trademark. Approval of the proposed name change requires an affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock.

Recommendation of the Board

      THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED NAME CHANGE TO “@ROAD, INC.”

BOARD MEETINGS, COMMITTEES, AND CORPORATE GOVERNANCE

      During the period from January 1, 2003 through December 31, 2003 (the “last fiscal year”), the Board met six times and, except for former director Andrew T. Sheehan, no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. Mr. Sheehan, who resigned from the Board in May 2003, attended one of the two meetings of the Board held during the period in which he was a director, and all of the meetings of the Audit Committee, of which Mr. Sheehan was a member, held during the period in which he was a director. Our Board of Directors has determined that Messrs. Chellam, Phillips, Thomas, and Levine each qualify as “independent” directors under the new Nasdaq Marketplace Rules as currently in effect and as amended to be effective upon our annual meeting. Therefore, a majority of the members of our board of directors are “independent” as such term is defined by the Nasdaq Stock Market rules and regulations. The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee, each of which are discussed below.

Audit Committee

      The Audit Committee consists of three of the Company’s non-employee directors, Kris Chellam, Charles E. Levine (who replaced Andrew T. Sheehan on the Audit Committee when Mr. Sheehan resigned from the Board of Directors in May 2003) and T. Peter Thomas, and held four meetings during the last fiscal year. The Audit Committee (i) reviews with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, (ii) discusses with independent auditors relationships and services that in the view of the Audit Committee may affect auditor objectivity or independence and take action or recommend action to the full Board to oversee such independence, (iii) pre-approves all audit services and non-audit services proposed to be provided by the independent auditors, (iv) reviews with the independent auditors the overall scope and plans for their respective audits, (v) discusses with management the effectiveness of the disclosure, accounting and financial controls, (vi) reviews the Company’s interim financial statements with the auditors prior to filing with the Securities and Exchange Commission (the “SEC”) and reviews the audited financial statements to be included in the Company’s Form 10-K, (vii) reviews and approves, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management, (viii) establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establishes procedures by which employees of the Company may make confidential, anonymous submissions to the Audit Committee relating to concerns regarding accounting practices, and (ix) reviews and approves all related-party transactions other than compensation transactions. Kris Chellam has been determined by the Board to be a financial expert, as defined by Item 401(h) of Regulation S-K under the Exchange Act. Further, the Board has determined Kris Chellam to be independent, pursuant to Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Each of the directors on the Audit Committee meets the independence requirements of the Nasdaq Stock Market and the rules and regulations of the SEC. The Audit Committee acts pursuant to a Charter adopted by the Committee, and such Charter has been made available on the Company’s website at http://www.road.com/corp/ir/governance.html.

Compensation Committee

      The Compensation Committee consists of non-employee directors Stuart G. Phillips and T. Peter Thomas, and held one meeting during the last fiscal year. Its functions are to establish and administer the Company’s policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company’s 1996 stock option plan, 2000 stock option plan and 2000 employee stock purchase plan, subject to certain exceptions. Each of the members of the Compensation Committee meets the independence requirements of the Nasdaq Stock Market as well as the rules and regulations of the SEC.

Nominating Committee

      The Nominating Committee consists of non-employee directors Kris Chellam and Charles E. Levine. The Nominating Committee was formed on March 12, 2004 and, consequently, held no meeting during the last fiscal year. Each of the directors on the Nominating Committee meets the independence requirements of the Nasdaq Stock Market. The purpose of the Nominating Committee is (i) to identify individuals qualified to serve as directors of the Company, and recommend nominees for election as directors; (ii) to review the composition of the various committees of the Board of Directors and identify and recommend directors qualified to serve as members of those committees. The Nominating Committee believes that the Board of Directors should be comprised of directors with expertise in various fields that may prove useful to the Company, but with skills that generally are complementary to those of existing directors. Further, the Nominating Committee believes that directors should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to Company business. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating Committee has adopted a written Charter, and such Charter has been made available on the Company’s website at http://www.road.com/corp/ir/governance.html.

      The Nominating Committee will consider candidates recommended by stockholders. Stockholders may recommend individuals for the Nominating Committee to consider as potential director candidates by submitting their names and background to the Nominating Committee, c/o Corporate Secretary, At Road, Inc., 47200 Bayside Parkway, Fremont, California 94538. Stockholder submissions should include, at a minimum, the name, address, and biographical information for the potential candidate for director, including relevant professional experience. In order for stockholder suggestions regarding possible candidates for director to be considered by the Nominating Committee, such information should be provided to the Nominating Committee in writing at least one hundred twenty (120) days prior to the date of the next scheduled annual meeting. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. Candidates submitted by stockholders pursuant to the foregoing process will be evaluated in the same manner as other candidates for nomination are evaluated.

      The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that such candidate be appointed to fill a current vacancy on the Board or be presented for the approval of the stockholders, as appropriate.

Board Compensation

      Directors may receive reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, as described in the following paragraphs.

      On January 23, 2003, the Board adopted a Non-Employee Director Compensation Policy. Under the Non-Employee Director Compensation Policy, beginning January 1, 2004, non-employee directors may be compensated as follows: (i) $6,250 per calendar quarter for the director’s service on the Board; and (ii) $1,250 per calendar quarter as chairperson of each committee of the Board. A qualifying director must be a non-employee director for the full calendar quarter to earn cash compensation for such quarter.

      The Company’s directors are eligible to participate in the Company’s 1996 stock option plan and 2000 stock option plan. Since the beginning of 2000, directors who are employees of the Company are eligible to participate in the Company’s 2000 employee stock purchase plan (the “ESPP”) and directors who are not employees of the Company are eligible to participate in the Company’s 2000 directors’ stock option plan (the “Directors’ Plan”).

      Under the ESPP, eligible employees are permitted to purchase common stock through payroll deductions, which may not exceed 20% of an employee’s total compensation. Stock is purchased at a price equal to the lower of 85% of the fair market value of the common stock at the beginning of the offering period or at the end of the purchase period. In addition, no employee may purchase more than 2,700 shares of common stock under the ESPP in any one purchase period. Employees may end their participation in the ESPP at any time during an offering period, and participation ends automatically on termination of employment. Mr. Panu did not participate in the ESPP during 2003.

      Under the Directors’ Plan, each individual who first becomes a non-employee director after September 29, 2000 will receive an automatic initial grant of an option to purchase 40,000 shares of common stock upon appointment or election to the Board. These automatic grants to purchase 40,000 shares will vest and become exercisable as to 1/4 of the total number of shares subject to the option on the 12 month anniversary of the date of grant and as to 1/48 of the total number of shares subject to the option each month thereafter; provided, that immediately prior to a change-of-control transaction, such grants shall be automatically fully vested. The Directors’ Plan also provides for automatic annual grants of options to purchase 10,000 shares of common stock on the date of each annual meeting of the Company’s stockholders to each non-employee director who has served on the Board for at least six months prior to such meeting. These automatic grants to purchase 10,000 shares will vest and become exercisable in installments of 1/12 of the total number of shares subject to the option each month following the date of grant; provided, that immediately prior to a change-of-control transaction, such grants shall be automatically fully vested. All options granted under the Directors’ Plan will have a term of 10 years and an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Therefore, pursuant to the Directors’ Plan, Messrs. Chellam, Phillips, and Thomas each were granted an option to purchase 10,000 shares of common stock on May 20, 2003, the date of last year’s annual meeting of stockholders, with an exercise price of $7.80 per share. Because he was elected as a director in 2003, Mr. Levine was granted an option to purchase 40,000 shares of common stock on February 4, 2003, with an exercise price of $5.05 per share. Messrs. Chellam, Phillips, Thomas, and Levine will each be granted an option to purchase 10,000 shares of common stock on the date of the Annual Meeting.

Communications with the Audit Committee

      Stockholders who wish to communicate with the Audit Committee to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Audit Committee procedures for the receipt of such communication, which the Company expects to put in place before the Annual Meeting. The procedures will allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures to be provided on the Company’s Internet website, http://www.road.com/corp/ir/governance.html, once these procedures are implemented.

Communications with Directors

      Stockholders who wish to communicate with the Board of Directors may do so by writing a letter to the Chairman of the Board c/o At Road, Inc., 47200 Bayside Parkway, Fremont, California 94538, ATTN: Corporate Secretary. The Corporate Secretary will regularly forward to the Board of Directors communications from stockholders. Comments or complaints relating to the company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. While the Company does not have a formal policy regarding attendance by directors at the Company’s Annual Meeting, the Company encourages all incumbent directors to so attend. Four of the current directors attended the Company’s 2003 Annual Meeting.

Code of Ethics

      The Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer, principal financial officer, and principal accounting officer/controller) and employees. Such code is known as the Code of Ethics. The Code of Ethics is available on the Company’s Internet website at http://www.road.com/corp/ir/governance.html. Any amendment(s) to the Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, or principal accounting officer/controller, and any waiver(s), including an implicit waiver(s), of any provision of the Code of Ethics granted to one of these officers, shall be posted on the Company’s Internet Website within five (5) business days following the date of the amendment or the date such waiver was granted.

MANAGEMENT

      The Company’s executive officers and directors and their ages as of April 20, 2004 are set forth in the table below. No officer or director of the Company, and no associate of an officer or director of the Company, is a party adverse to the Company or to any of its subsidiaries, in any material proceeding, nor does any officer or director (or associate thereof) have a material interest in any material proceeding that is adverse to the Company or any of its subsidiaries.

Name	Age	Position

Krish Panu	46	Chairman of the Board, Chief Executive Officer and President, At Road, Inc.
Thomas C. Hoster	53	Chief Financial Officer and Senior Vice President, Finance and Administration
Thomas Allen	50	Chief Operating Officer and Executive Vice President
Alan Park	50	Chief Sales Officer and Senior Vice President
Linda M. Standen	43	Chief Marketing Officer and Senior Vice President
Michael Walker	49	Senior Vice President of Engineering
T. Peter Thomas	57	Director
Charles E. Levine	51	Director
Kris Chellam	53	Director
Stuart G. Phillips	46	Director

      Krish Panu has served as Chief Executive Officer and President and as a director of the Company since February 1999 and Chairman of the Board since December 1999. Prior to joining the Company, Mr. Panu served as Vice President and General Manager of the Logic Products division of Atmel Corporation, a manufacturer of advanced semiconductors. He held various senior management positions at Atmel Corporation from August 1991 to November 1998. From September 1989 to August 1991, Mr. Panu held the position of Vice President of Sales and Marketing at Catalyst Semiconductor, a manufacturer of non-volatile memory products. Mr. Panu holds a B.S. in Electrical Engineering, an M.S. in Computer Engineering and an M.B.A. from Wayne State University.

      Thomas C. Hoster has served as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company since November 1999. Prior to joining the Company, Mr. Hoster was Senior Vice President and Chief Financial Officer of GetSmart, an on-line provider of consumer financial services, from May 1998 to March 1999. Prior to GetSmart, Mr. Hoster was Chief Financial Officer of ClickAction, a provider of e-mail marketing services, formerly known as MySoftware Company, from June 1996 to May 1998. Prior to that, Mr. Hoster held several finance and administration positions at Octel Communications, a voice messaging company, from December 1989 to June 1996. Mr. Hoster holds a B.S.E. in Electrical Engineering from Princeton University and an M.B.A. from Stanford University.

      Thomas Allen has served as Chief Operating Officer and Senior Vice President of the Company since August 2000 and was promoted to Executive Vice President in March 2003. Mr. Allen served as the Company’s Vice President, Information Technology and Management Systems from August 1999 to July 2000. From June 1999 to August 1999, Mr. Allen served as Director of Operations of IPass, an Internet services company. From January 1996 to June 1999, Mr. Allen served as Vice President of Network Engineering at Visa International, a payment card company. From March 1983 to August 1995, Mr. Allen served as General Manager at Southern California Edison, an electric utility company. Mr. Allen holds a B.S. in Industrial Engineering from State University of New York at Buffalo, an M.B.A. from San Jose State.

      Alan Park has served as Chief Sales Officer and Senior Vice President of the Company since March 2003. Mr. Park served as President and Chief Executive Officer of Praxid, Inc., a software company, from April 2000 until February 2003. From March 1998 until April 2000, Mr. Park served as Vice President,

Network and Systems Integration, Western Region, for Compaq Computer Corporation, a computer hardware and services company. From 1996 until 1998, Mr. Park served as Vice President and General Manager of North American Sales for Sybase, Inc., a software company. From 1995 until 1996, Mr. Park served as Vice President and General Manager for Digital Equipment Corporation, a computer hardware company. From 1993 until 1995, Mr. Park served as Practices Manager, Pennant Systems of IBM Corporation, a computer hardware and services company. Mr. Park holds a B.S. in Finance from Oregon State University.

      Linda Standen has served as Chief Marketing Officer and Senior Vice President of the Company since December 2002. From December 2002 until March 2003, Ms. Standen served as Vice President of Marketing of the Company. From September 2001 until September 2002, Ms. Standen served as President and Chief Executive Officer of Blue Wireless, Inc., an application software company, the assets of which were acquired by the Company in June 2002. Ms. Standen served as President and Chief Executive Officer of Veregy Networks, Inc., a telecommunications company, from October 2000 until June 2001. From August 1997 until April 2000, Ms. Standen served as President and Chief Executive Officer of Pacific Bell Information Services, a subsidiary of Pacific Bell. Ms. Standen holds a B.S. in Civil Engineering from the University of California, Irvine and a Certificate in Business Administration from Harvard Business School.

      Mike Walker has served as Senior Vice President of Engineering of the Company since October 2002. Mr. Walker served as the Company’s Senior Vice President and Customer Satisfaction Officer from May 2002 to October 2002, and as the Company’s Vice President of Engineering from July 1999 to May 2002. Prior to joining the Company, Mr. Walker served as Vice President of Engineering at Silicon Wireless, a communications equipment company, from April 1997 to July 1999, and as Vice President of Engineering and Operations at Sierra Wireless, Inc., a wireless modem device company, from August 1993 to April 1997. Mr. Walker holds a BASc (EE) from Queen’s University in Canada and a Masters of Engineering degree from Simon Fraser University.

      T. Peter Thomas has served as a director of the Company since September 1998. Since November 1985, Mr. Thomas has been a Managing Director of Institutional Venture Management, a venture capital firm. Mr. Thomas also serves on the boards of directors of Atmel Corporation, a semiconductor company, and Transmeta Corporation, a semiconductor company, and on the boards of directors of several privately held companies. Mr. Thomas holds a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara.

      Charles E. Levine has served as a director of the Company since February 2003. From 1997 to 2002, Mr. Levine held various positions with Sprint PCS, a wireless communications company, most recently as President. Before joining Sprint PCS, he was President of Octel Link, a voice mail equipment and services provider, and a Senior Vice President of Octel Services from 1994 to 1996. Mr. Levine also serves on the board of directors of Viisage Technology Inc., a biometrics and computer networks company, Somera Communications, a provider of telecommunications infrastructure equipment and services, and Sierra Wireless, Inc., a provider of wireless data modems and mobile phones. Mr. Levine holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

      Kris Chellam has served as a director of the Company since December 1999. Since July 1998, Mr. Chellam has served as Senior Vice President, Finance and Chief Financial Officer of Xilinx, Inc., a provider of programmable logic solutions. Prior to joining Xilinx, Inc., he served Atmel Corporation, a manufacturer of advanced semiconductors, as Senior Vice President and General Manager of a product group from March 1998 to July 1998 and as Vice President, Finance and Administration, and Chief Financial Officer from September 1991 through March 1998. Mr. Chellam became a member of the Institute of Chartered Accountants in England and Wales in April 1975.

      Stuart G. Phillips has served as a director of the Company since September 1998. Since June 1997, Mr. Phillips has been a General Partner at U.S. Venture Partners, a venture capital firm. From October 1993 to June 1997, Mr. Phillips served as Vice President of Central Engineering at Cisco Systems, a networking company. Mr. Phillips also served on the board of directors at Blue Coat Systems, formerly known as CacheFlow, a manufacturer of Internet caching appliances, and currently serves on the boards of directors of several privately held companies. He holds a B.S. in Electronics from the University of Wales at Cardiff.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of March 31, 2004 by:

•	Each of the Company’s directors and each of the Company’s executive officers named in the Summary Compensation Table of this Proxy Statement (the “Named Executive Officers”),

•	All directors and executive officers as a group, and

•	Each person who is known by the Company to own beneficially more than 5% of the Company’s common stock as set forth in such person’s most recent filing on Schedule 13D or Schedule 13G with the SEC.

      Percentage of beneficial ownership for each stockholder is based on 53,864,085 shares of common stock outstanding as of March 31, 2004, together with options that are exercisable within 60 days after March 31, 2004 held by such stockholder.

      Except as otherwise noted, the address of each person listed in the table is c/o At Road, Inc., 47200 Bayside Parkway, Fremont, California 94538, and the persons listed in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares.

	Number of
	Shares
	Beneficially	Percent of
Name of Beneficial Owner	Owned	Common Stock

U.S. Venture Partners(1)	7,935,713	14.73%
2735 Sand Hill Road
Menlo Park, California 94025
FMR Corp.(2)	7,436,301	13.81
82 Devonshire Street
Boston, Massachusetts 02109
Institutional Venture Partners(3)	7,170,512	13.31
3000 Sand Hill Road, Bldg. 2, Suite 290
Menlo Park, California 94025
Krish Panu(4)	3,690,415	6.79
Thomas Allen(5)	524,198	*
Thomas C. Hoster(6)	419,845	*
Michael Walker(7)	372,053	*
Alan Park(8)	89,492	*
Kris Chellam(9)	201,666	*
T. Peter Thomas(10)	478,666	*
3000 Sand Hill Road, Bldg. 2, Suite 290
Menlo Park, California 94025
Stuart G. Phillips(11)	66,666	*
2180 Sand Hill Road, Suite 300
Menlo Park, California 94025
Charles E. Levine(12)	12,500	*
All directors and executive officers as a group (10 persons)(13)	20,519,101	37.03

*	Less than one percent of the outstanding shares of common stock.

(1)	Includes 5,423,586 shares held by U.S. Venture Partners V, L.P. (USVP V), 132,576 shares held by USVP V Entrepreneur Partners, L.P. (EP V), 301,310 shares held by USVP V International, L.P. (V Intl), and 168,734 shares held by 2180 Associates Fund V, L.P. (2180 V). Presidio Management

Group V, L.L.C. (PMG V) is the general partner of each of USVP V, EP V, V Intl, and 2180 V. Stuart G. Phillips, a director of the Company, Irwin Federman, Steven M. Krausz, Philip M. Young and Jonathan D. Root are the managing members of PMG V, and may be deemed to share voting and dispositive power by consensus with respect to the shares held by each of USVP V, EP V, V Intl and 2180 V.

Also includes 1,833,128 shares held by U.S. Venture Partners VII, L.P. (USVP VII), 19,094 shares held by USVP Entrepreneur Partners VII-A, L.P. (EP VII-A), 19,094 shares held by USVP Entrepreneur Partners VII-B, L.P. (EP VII-B), and 38,191 shares held by 2180 Associates Fund VII, L.P. (2180 VII). Presidio Management Group VII, L.L.C. (PMG VII) is the general partner of each of USVP VII, EP VII-A, EP VII-B, and 2180 VII. Stuart G. Phillips, a director of the Company, Irwin Federman, Winston Fu, Steven M. Krausz, David Liddle, Jonathan D. Root and Philip M. Young are the managing members of PMG VII, and may be deemed to share voting and dispositive power by consensus with respect to the shares held by each of USVP VII, EP VII-A, EP VII-B, and 2180 VII. Each of PMG V, PMG VII, Irwin Federman, Winston Fu, Steven M. Krausz, David Liddle, Stuart G. Phillips, Jonathan D. Root and Philip M. Young disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interests.

(2)	The general partners of FMR Corp., Edward C. Johnson and Abigail P. Johnson share voting and dispositive power with respect to these shares. Each general partner disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest.

(3)	Includes 100,601 shares held by IVM Investment Fund, VIII, LLC, 6,595,273 shares held by Institutional Venture Partners, VIII, L.P., 25,138 shares held by IVM Investment Fund VIII-A, LLC, 12,000 shares held by Jacqueline Stewart directly and by retirement plan and 437,500 shares held by T. Peter Thomas. T. Peter Thomas, a director of the Company, Samuel Colella, Reid Dennis, R. Thomas Dyal, Timothy Haley, Ruthann Quindlen, Rebecca Robertson, L. James Strand, William Tai and Geoffrey Yang are managing directors of the general partner or managing members of each of these entities and share voting and dispositive power with respect to the shares held by each such entity. Each managing director or member disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest.

(4)	Represents 73,129 shares held by Latha K. Nagarajan, as Trustee of the Krish Panu Grantor Retained Annuity Trust, 73,129 shares held by Latha K. Nagarajan, as Trustee of the Nina Panu Grantor Retained Annuity Trust and 3,023,742 shares held by Krish Panu and Nina Panu, Trustees of the Krish and Nina Panu 2000 Family Trust. Includes 520,415 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(5)	Includes 500 shares held by Mr. Allen’s spouse, and 447,748 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(6)	Includes 5,000 shares held by Zoe Hoster, 5,000 shares held by Alexandra Hoster and 5,000 shares held by Joan Zwiep. Includes 136,145 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(7)	Includes 80,000 shares held by Walker Hamada Family Limited Partnership. Also includes 173,270 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(8)	Includes 87,500 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(9)	Includes 121,500 shares held by Kris Chellam & Evelyne Chellam, TTEES for the Chellam Family Trust, 3,000 shares held by Kumar Ganapathy, Trustee FBO Misha David Chellam, Trust U/ A dtd. 1/20/95 and 3,000 shares held by Kumar Ganapathy, Trust FBO Tamara Anne Chellam, Trust U/ A dtd. 1/20/95. Also includes 74,166 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(10)	Includes 12,000 shares held by Jacqueline Stewart directly and by retirement plan. Includes 29,166 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

Excludes 6,721,012 shares held by Institutional Venture Partners, VIII, L.P. and its affiliates. See note (3).

(11)	Represents 66,666 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004. Excludes 7,935,713 shares held by U.S. Venture Partners V, L.P. and its affiliates. See note (1).

(12)	Includes 12,500 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(13)	Includes 1,554,451 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004 and 14,656,725 shares held by affiliates of the directors and executive officers of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows the compensation earned by (a) the individual who served as the Company’s chief executive officer during the year ended December 31, 2003; (b) the four other most highly compensated individuals who served as an executive officer of the Company during the year ended December 31, 2003; and (c) the compensation received by each such individual for the Company’s two preceding fiscal years.

Summary Compensation Table

						Long-Term
						Compensation
						Awards

		Annual Compensation				Securities
						Underlying
	Fiscal				Other Annual	Options/	All Other
Name & Principal Position	Year	Salary($)	Bonus($)		Compensation($)	SARS(#)(1)	Compensation($)

Krish Panu	2003	$270,000	$—		$—	100,000	$—
Chairman of the Board,	2002	275,000	25,000	(2)	—	250,000	—
Chief Executive Officer and	2001	274,038	100,000	(3)	—	685,000	—
President
Thomas Allen	2003	180,577	—		—	60,000	—
Chief Operating Officer and	2002	175,000	25,000	(2)	—	200,000	—
Executive Vice President	2001	175,000	—		—	220,000	—
Thomas C. Hoster	2003	189,192	—		—	60,000	—
Chief Financial Officer and	2002	187,808	25,000	(2)	—	120,000	—
Senior Vice President,	2001	190,000	—		—	120,000	—
Finance and Administration
Alan Park	2003	153,846	25,000		—	300,000	75,000 (4)
Chief Sales Officer and	2002	—	—		—	—	—
Senior Vice President	2001	—	—		—	—	—
Michael Walker	2003	184,462	—		—	60,000	—
Senior Vice President of	2002	180,000	16,350	(2)	—	120,000	—
Engineering	2001	180,000	—		—	95,000	—

(1)	In addition to the options granted to the Named Executive Officers indicated above, as of December 31, 2003, the Named Executive Officers held restricted stock, which was originally issued upon the early exercise of options granted to the Named Executive Officers, in the following aggregate numbers and values, based on the $13.30 per share closing price of the Company’s common stock on The Nasdaq Stock Market on December 31, 2003 and net of consideration paid for the shares:

          (a) Krish Panu held 37,500 shares of common stock representing an aggregate value of $496,250.

(2)	These bonuses were earned in 2001 and paid in 2002.

(3)	This bonus was earned in 2000 and paid in 2001.

(4)	This compensation represents sales commissions paid to Mr. Park in 2003.

CHANGE-OF-CONTROL AGREEMENTS

      The Company has entered into an agreement with Krish Panu that provides that following a change-of-control transaction, subject to limitations, the vesting of any stock option or restricted stock held by Mr. Panu shall be automatically 50% vested. Additionally, if Mr. Panu’s employment is terminated involuntarily other than for cause within 12 months following a change-of-control transaction, then subject to limitations, the vesting of any stock option or restricted stock held by Mr. Panu shall be automatically fully vested. The

Company has entered into agreements with the remaining Named Executive Officers which provide that in the event of an involuntary termination within:

•	one year following a change-of-control transaction and the employee was employed by the Company for less than one year prior to the change-of-control transaction, the vesting of any stock option or restricted stock held by the employee shall automatically be accelerated as though the employee maintained his employment with the Company for 12 months following the involuntary termination or

•	one year following a change-of-control transaction and the employee was employed by the Company for at least one year prior to the change-of-control transaction, the vesting of any stock option or restricted stock held by the employee shall automatically be accelerated as though the employee maintained his employment with the Company for 24 months following the involuntary termination.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

      The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants
					Potential Realizable Value
	Number of	Total Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees in	Exercise		for Option Term(3)
	Options	Fiscal	Price	Expiration
Name	Granted(#)	Year(%)(4)	($/SH)(5)	Date	5%($)	10%($)

Krish Panu(1)	100,000	5.29%	$10.93	7/17/13	$687,144	$1,741,220
Chairman of the Board, Chief Executive Officer and President
Thomas Allen(1)	60,000	3.18	10.93	7/17/13	412,286	1,044,732
Chief Operating Officer and Executive Vice President
Thomas C. Hoster(1)	60,000	3.18	10.93	7/17/13	412,286	1,044,732
Chief Financial Officer and Senior Vice President, Finance and Administration
Alan Park(2)	300,000	15.88	6.40	3/19/13	1,207,060	3,058,685
Chief Sales Officer and Senior Vice President
Michael Walker(1)	60,000	3.18	10.93	7/17/13	412,286	1,044,732
Senior Vice President of Engineering

(1)	Options vest 20% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date and 30% on the fourth anniversary of the grant date. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(2)	Options vest 25% after the first annual anniversary of the grant date and ratably each month over the remaining 36-month period. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(3)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Company’s common stock and the timing of option exercises, as well as the optionees’

continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4)	The Company granted stock options representing 1,889,050 shares to employees in the last fiscal year.

(5)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the year ended December 31, 2003. In addition, the table sets forth the number of shares covered by stock options as of the year ended December 31, 2003, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the year ended December 31, 2003.

			Number of Unexercised		Value of Unexercised
			Options at Fiscal		“In-The-Money” Options at
			Year End(#)(1)		Fiscal Year End($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Krish Panu	—	$—	452,708	582,292	$4,702,087	$4,766,983
Chairman of the Board, Chief Executive Officer and President
Thomas Allen	—	—	416,500	366,250	4,303,247	2,878,161
Chief Operating Officer and Executive Vice President
Thomas C. Hoster	—	—	123,125	226,875	1,415,175	1,667,775
Chief Financial Officer and Senior Vice President, Finance and Administration
Alan Park	—	—	—	300,000	—	2,070,000
Chief Sales Officer and Senior Vice President
Michael Walker	83,500	1,109,338	161,292	220,208	1,647,730	1,541,086
Senior Vice President of Engineering

(1)	No stock appreciation rights (SARs) were outstanding during the year ended December 31, 2003.

(2)	Based on the $13.30 per share closing price of the Company’s common stock on The Nasdaq Stock Market on December 31, 2003, less the exercise price of the options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following is a report of the Compensation Committee of the Board of Directors (the “Committee”) describing the compensation policies applicable to the Company’s executive officers during the year ended December 31, 2003. The Committee is responsible for establishing and monitoring the compensation policies and specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

Compensation Policy

      Under the supervision of the Board of Directors (the “Board”), the Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s growth and long-term success. It is the objective of the Board to have a portion of each executive’s compensation contingent upon the

Company’s performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is composed of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that are established from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officer and the Company’s stockholders.

      The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted annually to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals, such as customer satisfaction, subscriber growth, revenue growth and earnings growth.

      The Company has utilized its stock option plans to provide executive officers and other key employees with incentives to maximize long-term stockholder value. Awards under these plans by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby more closely align his or her interests with those of the Company’s stockholders. Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and internal comparability considerations.

      Each option grant allows the executive officer to acquire shares of the Company’s common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s service, and then only if the market price of the common stock appreciates over the option term.

Compensation of the Chief Executive Officer

      Krish Panu has served as the Company’s President and Chief Executive Officer since February 1999. His base salary for the year ended December 31, 2003 was $270,000.

      The factors discussed above were applied in establishing the amount of Mr. Panu’s salary and stock option grant. Significant additional factors in establishing Mr. Panu’s compensation were the achievement of revenue, expense and profitability targets; growth of the Company’s subscriber base; the size of his current ownership interest in the Company, including portions that were unvested; and changes in the compensation for similarly situated chief executive officers.

Deductibility of Executive Compensation

      The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company’s 1996 stock option plan and 2000 stock option plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee:

Stuart G. Phillips
T. Peter Thomas

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of three independent directors and operates under a written charter adopted by the Board in July 2000, as amended from time to time, a copy of which is posted on the Company’s website at http://www.road.com/corp/ir/governance.html. Each of the members of the Audit Committee is in compliance with The Nasdaq Marketplace Rules for independence of audit committee members.

      The Audit Committee (i) reviews with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, (ii) discusses with independent auditors relationships and services that in the view of the Audit Committee may affect auditor objectivity or independence and take action or recommend action to the full Board of Directors of the Company (the “Board”) to oversee such independence, (iii) pre-approves all audit services and non-audit services proposed to be provided by the independent auditors, (iv) reviews with the independent auditors the overall scope and plans for their respective audits, (v) discusses with management the effectiveness of the disclosure, accounting and financial controls, (vi) reviews the Company’s interim financial statements with the independent auditors prior to filing with the SEC and reviews the audited financial statements to be included in the Company’s Form 10-K, (vii) reviews and approves, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management, (viii) establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establishes procedures by which employees of the Company may make confidential, anonymous submissions to the Audit Committee relating to concerns regarding accounting practices, and (ix) reviews and approves all related-party transactions other than compensation transactions.

      The Audit Committee held four meetings during the last fiscal year. The meetings were designed to facilitate and encourage communication among the Audit Committee, management and the Company’s independent auditors, Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted are in the United States of America. The Audit Committee reviewed and discussed the audited consolidated financial statements for the last fiscal year with management and the independent auditors.

      The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor, Deloitte & Touche LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Deloitte & Touche LLP the issue of its independence from the Company.

      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit Committee:

Kris Chellam
Charles E. Levine
T. Peter Thomas

Fees Billed for Services Rendered by Principal Accountant

      For the fiscal years ended December 31, 2003 and December 31, 2002, Deloitte & Touche LLP, the Company’s independent auditor and principal accountant, billed the fees set forth below.

	Fiscal Year	Fiscal Year
	ended	ended
	12/31/2003	12/31/2002

Audit Fees(1)	$583,348	$247,455
Audit-Related Fees(2)	507,710	6,140
Tax Fees(3)	123,870	92,800
All Other Fees	—	—

Total Fees	$1,214,928	$346,395

(1)	“Audit Fees” billed in the fiscal year ending December 31, 2003 represented fees for the Company’s independent auditors performing the following services: the audit of the Company’s annual consolidated financial statements, reviews of the Company’s quarterly consolidated financial statements, comfort letters, consents and other services related to Security and Exchange Commission matters. “Audit Fees” billed in the fiscal year ending December 31, 2002 represented fees for the company’s independent auditors performing the following services: the audit of the Company’s annual consolidated financial statements and reviews of the Company’s quarterly consolidated financial statements.

(2)	“Audit-Related Fees” billed in the fiscal year ending December 31, 2003 represented fees for the Company’s independent auditors performing the following services: due diligence related to mergers and acquisitions and financial accounting and reporting consultations. “Audit-Related Fees” billed in the fiscal year ending December 31, 2002 represented fees for the Company’s independent auditors performing financial accounting and reporting consultations.

(3)	“Tax Fees” billed in the fiscal year ending December 31, 2003 represented fees for the Company’s independent auditors performing the following services: tax compliance and consultations for federal, state, local and international income taxes, sales and use taxes and employee benefit related matters. “Tax Fees” billed in the fiscal year ending December 31, 2003 represented fees for the Company’s independent auditors performing the following services: tax compliance and consultations for federal, state, local and international income taxes and employee benefit related matters.

      The Audit Committee recognizes the importance of maintaining the independent and objective viewpoint of the Company’s independent auditors. For this reason, the Company has adopted its Policy Regarding the Approval of Audit and Non-audit Services Provided by the Independent Auditor. Under this policy, the Audit Committee must pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors. Pre-approvals may be granted for specific services performed by the Company’s independent auditors, as well as for classes of permitted services or similarly defined predictable or recurring services, which may include the audit services, audit-related services, tax services, merger and acquisition diligence services and other enumerated services. Pre-approval may be provided for up to one year. In addition, the Audit Committee has considered whether and concluded that the non-audit services provided by Deloitte & Touche LLP during the last fiscal year are compatible with maintaining its independence from the

Company. In the last fiscal year, all of the fees paid to the independent auditors under the categories Audit-Related Fees and Tax Fees described above were approved by the Audit Committee prior to services being rendered.

      The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at each of its regularly-scheduled meetings. Further, such member shall provide a report to the Audit Committee prior to the date of each regularly-scheduled meeting of the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. As of the effective date of the Policy, the Audit Committee has delegated this authority to the Chairman of the Committee.

RELATED PARTY TRANSACTIONS

Transactions with Management

      The Company has entered into change-of-control agreements with some of the Company’s officers and directors. See “Change-of-Control Agreements.”

      The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Transactions with Stockholders

      To the best of the Company’s knowledge, the Company has not entered into any transactions with any of its current stockholders. The Company purchased approximately $2,285,000 of inventory in 2003 from Orient Semiconductor Electronics, which, at some time during the last fiscal year, held more than five percent of the Company’s common stock. However, during the last fiscal year, the Company was informed that Orient Semiconductor Electronics sold all of its Company common stock and, as of December 31, 2003, was no longer a stockholder of the Company.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return data for the Company’s common stock since September 29, 2000 (the date on which the Company’s common stock was first registered under Section 12 of the Exchange Act, as amended) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) The Dow Jones U.S. Wireless Communications Index. The graph assumes that $100 was invested on September 29, 2000, the date on which the Company completed the initial public offering of its common stock, in the common stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $9.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 39-MONTH CUMULATIVE TOTAL RETURN*

AMONG AT ROAD, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES U.S. WIRELESS COMMUNICATIONS INDEX

*	$100 invested on 9/29/00 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

CUMULATIVE TOTAL RETURN

	9/29/00	12/31/00	12/31/01	12/31/02	12/31/03

At Road, Inc.	$100.00	$31.30	$81.80	$57.46	$185.03
The Nasdaq Stock Market (U.S.) Index	100.00	66.96	53.13	36.72	47.80
The Dow Jones U.S. Wireless Communications Index	100.00	65.07	50.81	20.42	25.24

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its year ended December 31, 2003, all Reporting Persons complied with all applicable filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2003, including the 1996 stock option plan, the 2000 stock option plan, the Directors’ Plan and the ESPP. The Company does not have any equity compensation plans not approved by the Company’s stockholders.

			Number of Securities
			Remaining Available
			for Future Issuance
			Under Equity
	Number of Securities to	Weighted Average	Compensation Plans
	be Issued upon Exercise	Exercise Price of	(Excluding Securities
	of Outstanding Options,	Outstanding Options,	Reflected in
	Warrants and Rights	Warrants and Rights	Columns (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	7,285,368 (1)	$5.286	2,230,170 (2)
	130,000 (3)	5.424	1,050,834
	—	—	765,725 (4)

TOTAL	7,415,368		4,046,729

(1)	Represents shares subject to options outstanding under the 2000 stock option plan and the 1996 stock option plan.

(2)	The 2000 stock option plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of the Company’s fiscal years through 2010, equal to the lesser of 2,500,000 shares or 4% of the Company’s outstanding common stock on the last day of the immediately preceding fiscal year.

(3)	Represents shares subject to options outstanding under the Directors’ Plan.

(4)	The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of the Company’s fiscal years through 2010, equal to the lesser of 900,000 shares or 2% of the Company’s outstanding common stock on the last day of the immediately preceding fiscal year.

OTHER MATTERS

      The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

JAMES D. FAY
Secretary

April 29, 2004

Fremont, California

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AT ROAD, INC. FOR THE
2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 18, 2004

     The undersigned stockholder of At Road, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of 2004 Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2004, and hereby appoints Krish Panu and Thomas Hoster or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of At Road, Inc. to be held on Friday, June 18, 2004 at 9:30 a.m., local time, at 47200 Bayside Parkway, Fremont, California 94538, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

     1. ELECTION OF CLASS I DIRECTORS:

FOR all nominees listed below (except as indicated).

WITHHOLD authority to vote for all nominees listed below.

Class I Nominees:

Krish Panu
T. Peter Thomas

     2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004:

FOR	AGAINST	ABSTAIN

     3. PROPOSAL TO APPROVE THE NAME CHANGE OF THE COMPANY FROM “AT ROAD, INC.” TO “@ROAD, INC.”:

FOR	AGAINST	ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE CLASS I DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004; (3) FOR APPROVAL OF THE NAME CHANGE OF THE COMPANY FROM “AT ROAD, INC.” TO “@ROAD, INC.”; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Date:
Signature

Date:
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)